Exhibit 99.4

MENLO THERAPEUTICS INC.

200 CARDINAL WAY, 2ND FLOOR

REDWOOD CITY, CA 94063

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E88682-S96807	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MENLO THERAPEUTICS INC.

The Board of Directors recommends you vote FOR the Following proposals:	For	Against	Abstain

1.  Approval of the issuance of shares of Menlo Common Stock to Foamix’s shareholders (including potential Foamix shareholders under Foamix’s equity incentive plans, stock purchase plan and warrants being assumed by Menlo) pursuant to the Merger Agreement and upon conversion, if applicable, of the Contingent Stock Rights pursuant to the Contingent Stock Rights Agreement, in each case, in connection with the Merger and the change of control of Menlo resulting from the Merger under Nasdaq Global Select Market (Nasdaq) rules (the “Menlo Merger Proposal”).

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2.  Approval of the adjournment of the Menlo meeting to a later date or dates, if necessary, to permit the solicitation of additional proxies if, based upon the tabulated vote at the time of the Menlo meeting, there are not sufficient votes to approve the Menlo Merger Proposal (the “Menlo Adjournment Proposal”).

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NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Note: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Proxy Statement is available at www.proxyvote.com.

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E88683-S96807

MENLO THERAPEUTICS INC.

SPECIAL MEETING OF STOCKHOLDERS 2020

at 8:00 a.m. Pacific Standard Time

This proxy is solicited by the Board of Directors

The undersigned hereby acknowledges receipt of the Notice of the Special Meeting and Proxy Statement, hereby appoint(s) Steven Basta and Kristine Ball and each of them, acting individually or in the absence of others, as proxies, each with the full power of substitution and re-substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this card, all of the shares of common stock of Menlo Therapeutics Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 8:00 a.m. Pacific Standard Time on February 6, 2020 at the offices of Latham & Watkins LLP at 140 Scott Drive, Menlo Park, California 94025 and any all postponements or adjournments thereof. The undersigned hereby revokes all proxies previously given by the undersigned with respect to the Special Meeting of Stockholders, including any previously given by telephone or internet.

This WHITE proxy card, when properly executed and dated, will be voted in the manner directed herein. However, if no such direction is made, though this WHITE proxy card is properly executed and dated, the card will be voted in accordance with the Board of Directors’ recommendations, on each of the proposals.

Continued and to be signed on reverse side